Environmental Control Corporation Announces Acquisition of Additional Financing

VANCOUVER, British Columbia -- (Business Wire)

Environmental Control Corporation ("EVCC") (OTCBB:EVCC) is pleased to announce that it has secured further financing in the aggregate sum of $150,000 US through the exercise of warrants held by Limon Corporation and Deep Cove Inc., pursuant to which EVCC will be issuing 300,000 shares of common stock. The increased financing will aid in the marketing and sales of EVCC’s patented catalytic muffler technology and will allow the company to take more aggressive steps in the advancement of its business model.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, future marketing and sales of the catalytic muffler technology and advancement of EVCC’s business model.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the development of an early stage company in the emissions control industry and its products and the entry into new markets for such products. These forward-looking statements are made as of the date of this news release, and Environmental Control assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Environmental Control believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's current and periodic reports filed from time to time with the Securities and Exchange Commission.

Contacts:

Environmental Control Corporation - Robert Mintak, 1-877-700-1644 (Investor Relations)

Source: Environmental Control Corporation